                                                                  EXHIBIT 5.1 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                  [Letterhead of Brobeck, Phleger & Harrison]


                                                                    June 6, 1994


Coram Healthcare Corporation
One Lakeshore Centre
33281 Guasti Road, Suite 700
Ontario, California 91761

Gentlemen:


     At your request, we have examined the Registration Statement ("Registration Statement") on Form S-4 dated June 3, 1994, as amended on June 6, 1994, in connection with the registration under the Securities Act of 1933, as amended, of 42,311,537 shares of your Common Stock, $.001 par value ("the Common Stock") issuable in connection with the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of February 6, 1994, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of May 25, 1994 by and among Coram Healthcare Corporation (formerly CHM Holding Corporation), a Delaware corporation ("Coram"), T2 Medical, Inc., a Delaware corporation, Curaflex Health Services, Inc., a Delaware corporation, HealthInfusion, Inc., a Florida corporation, Medisys, Inc., a Delaware corporation, T2 Acquisition Company, a Delaware corporation, CHS Acquisition Company, a Delaware corporation, HII Acquisition Company, a Florida corporation, and MI Acquisition Company, a Delaware corporation (the "Merger Agreement").


     As counsel to Coram in connection with the Registration Statement, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by Coram in connection with entering into the Merger Agreement and authorizing the issuance of the shares of Common Stock to be issued in the Merger (the "Merger Shares").

     Based upon the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Merger Shares, including, without limitation, following stockholder approval thereof in the manner contemplated by the Registration Statement and Merger Agreement, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Merger Shares when issued and sold in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable shares of Common Stock.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                           /s/  BROBECK, PHLEGER &
                                          HARRISON
                                               Brobeck, Phleger & Harrison